                                                                    EXHIBIT 99.2


                                    CONSENT


April 24, 2001

To whom it may concern:

     The undersigned, Sir Peter G. Cazalet, has been nominated to become a director of General Maritime Corporation, a Marshalls Island Corporation (the "Company"). This is to confirm my consent for purposes of Rule 438 under the Securities Act of 1933, as amended, to being named in the Registration Statement on Form S-1 filed by the Company with the Securities and Exchange Commission.


                                       Sincerely,


                                       /s/ Sir Peter G. Cazalet
                                       --------------------------
                                       Sir Peter G. Cazalet